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                                                                   EXHIBIT 10.12


                               LETTER OF AGREEMENT



This Letter of Agreement sets forth the terms and conditions of the agreement between Tejas Securities Group, Inc. (Tejas) and Barry Williamson (Consultant) concerning Consultant's providing professional consulting services to Tejas.

Consideration

Consultant agrees to provide consulting services on a month to month basis beginning October 20, 1999. Consultant will be compensated for professional services at the rate of $12,500.00 per month, or its equivalent in equity or stock options as agreed by the parties, payable monthly in advance. Consultant may also be reimbursed for reasonable out-of-pocket expenses incurred in providing such services.

Execution of this Letter of Agreement in the space provided below indicates that this Letter of Agreement accurately reflects the agreement between Consultant and Tejas concerning the matters set forth therein.


                                    Tejas Securities Group, Inc.


                                    By:  /s/ [ILLEGIBLE]
                                        -------------------------------


ACCEPTED AND AGREED TO:

/s/ BARRY WILLIAMSON
--------------------------------
Barry Williamson


Date:    11-1-99
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